UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2008, Pinnacle Bankshares Corporation (the “Company”) executed and delivered a Promissory Note in the original principal amount of $5 million (the “Promissory Note”) to Community Bankers’ Bank (the “Lender”), pursuant to which the Company may borrow, on a revolving basis, up to $5 million for working capital purposes. The obligations of the Company under the Promissory Note are secured by the Company’s assignment to the Lender of 239,675 shares of common stock (the “Collateral”) of First National Bank of Altavista (now known as First National Bank), its wholly-owned subsidiary, pursuant to an Assignment of Investment Property/Securities (the “Assignment”) executed by the Company in favor of the Lender on December 31, 2008. The maximum amount advanced to the Company at any time shall not exceed 50% of the book value of the Collateral. On December 31, 2008, the Lender advanced to the Company $1,000,000 under the Promissory Note.

Borrowings under the Promissory Note bear interest at a per annum rate equal to the Wall Street Journal U.S. Prime Rate, which may change daily, with a minimum rate of 5.0% and a maximum rate of 18.0%. Borrowings under the Promissory Note are payable on demand, provided that if no demand for payment is made by the Lender, the Company shall pay all accrued interest on the outstanding balance on a monthly basis, beginning on January 29, 2009. Final payment of the outstanding principal balance and all accrued interest will be due on December 29, 2010. In its sole discretion, and provided no conditions of default then exist, the Lender may renew the term of its commitment annually.

The Promissory Note and the Assignment contain certain customary representations, warranties, covenants and events of default. In the event of a default by the Company under either the Promissory Note or the Assignment, the Lender may terminate its commitment to make advances to the Company, declare the entire amount owing under the Promissory Note immediately due and payable, enforce any and all remedies available under the documents executed in connection with the loan, including all rights under the Assignment, and exercise all other rights available under the law.

The foregoing summary of the Promissory Note and the Assignment is qualified in its entirety by reference to the Promissory Note, the form of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.9 Promissory Note, effective as of December 31, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: January 7, 2009	By:	/s/ Bryan M. Lemley
Bryan M. Lemley
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit
10.9	Promissory Note, effective as of December 31, 2008